Exhibit 107

Calculation of Filing Fee Tables
Form S-8
(Form Type)

Revelyst, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.01 per share reserved for issuance pursuant to the Stock Incentive Plan	Other (2)	2,919,444	$19.03	$55,557,091.32	0.00001531	$8,505.78
Equity	Common stock, par value $0.01 per share reserved for issuance pursuant to the Employee Stock Purchase Plan	Other (3)	1,000,000	$18.08	$18,080,000.00	0.0001531	$2,768.05
Total Offering Amounts					$73,637,019.32		$11,273.83
Total Fee Offsets							-
Net Fee Due							$11,273.83

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) is being filed with the Securities and Exchange Commission by Revelyst, Inc. (the “Registrant”) to register shares of common stock, par value $0.01, per share (“Common Stock”) that may become issuable under the Revelyst, Inc. Stock Incentive Plan (the “SIP”) and the Revelyst, Inc. Employee Stock Purchase Plan (the “ESPP” and, together with the SIP, the “Plans”) (in each case, as the same may be amended from time to time). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of additional shares of Common Stock of the Registrant that may be offered or issued under the Plans by reason of any stock split, stock dividend, recapitalization or other similar transaction.

(2)	Estimated for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices of shares of Common Stock reported on the New York Stock Exchange on November 27, 2024.
(3)	Estimated for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, based on 95% of the average of the high and low prices of shares of Common Stock reported on the New York Stock Exchange on November 27, 2024. Pursuant to the ESPP, the purchase price of shares of Common Stock reserved for issuance thereunder will generally be 95% of the fair market value of shares of Common Stock on the last business day of each offering period.